EXHIBIT 15.01


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Volt Information Sciences, Inc.

We have reviewed the condensed consolidated balance sheet of Volt Information Sciences, Inc. and subsidiaries as of January 27, 2008, and the related condensed consolidated statements of operations and cash flows for the three-month periods ended January 27, 2008 and January 28, 2007. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

As discussed in Note N to the condensed consolidated financial statements, on October 29, 2007, the Company adopted FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes-an interpretation of SFAS 109."

We have  previously  audited,  in  accordance  with the  standards of the Public
Company Accounting Oversight Board (United States), the consolidated balance sheet of Volt Information Sciences, Inc. and subsidiaries as of October 28, 2007, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended, not presented herein; and in our report dated January 10, 2008, we expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph for the Company's adoption of Statement of Financial Accounting Standards No. 123(R). In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of October 28, 2007, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ ERNST & YOUNG LLP
New York, New York
March 12, 2008